UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 17, 2017

GREAT BASIN SCIENTIFIC, INC.

 (Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 E. South Temple, Suite 520, Salt Lake City, UT

(Address of principal executive offices)

84111

(Zip code)

(801) 990-1055

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.Entry into a Material Definitive Agreement.

On April 7, 2017, Great Basin Scientific, Inc. (the “Company”) entered into Exchange Agreements (the “2017 Exchange Agreements”), each by and between the Company and a holder of senior secured convertible notes, dated July 1, 2016 (the “Existing Notes”) and/or Series F Convertible Preferred Stock, $0.001 par value (the “Existing Preferred Stock”) and/or warrants to purchase, in the aggregate, approximately 1,200 shares of our common stock (the “Existing Warrants”), as described in our Current Report on Form 8-K, dated April 10, 2017 (the “Original 8-K”).

On April 17, 2017, the Company amended the 2017 Exchange Agreements, pursuant to those certain Amendment and Exchange Agreements (the “Amendment and Exchange Agreements”), each by and between the Company and a holder (collectively, the “Investors”) of senior secured convertible notes, dated July 1, 2016 (the “Existing Notes”), 2017 Series B Senior Secured Convertible Notes (the “Existing Series B Notes”) and/or Series F Convertible Preferred Stock, $0.001 par value (the “Existing Preferred Stock”) and/or warrants to purchase, in the aggregate, approximately 1,200 shares of our common stock (the “Existing Warrants”) to effect the following changes:

A.Exchange of Existing Notes and Existing Preferred Stock for Series A Notes

On April 17, 2017, the Company exchanged (i) $20,320,613 in aggregate principal amount of Existing Notes for an equal aggregate principal amount of new 2017 Series A Senior Secured Convertible Notes and (ii) 4,974 shares of its Existing Preferred Stock, with an aggregate stated value of $4,974,000 for a new 2017 Series A Senior Secured Convertible Note (the “New Series A Notes”) with an aggregate principal amount equal to the stated value of the Existing Preferred Stock exchanged.  The following are the principal changes to the New Series A Notes from our descriptions of the Series A-1 Notes (as defined in the Original 8-K) in the Original 8-K:

•	The New Series A Notes have a fixed conversion price of $3.00.
•	The New Series A Notes are not convertible until October 17 2017, the six month anniversary of the exchange date.
•	The New Series A Notes have no conversion price resets, conversion price economic adjustments, Adjustment Exchange (as defined in the Original 8-K) or mandatory conversion provisions.
•	The 110% redemption premium for option redemption of the New Series A Notes has been reduced to 100%.
•	The maturity date of the New Series A Notes was extended to April 17, 2020.
•	The New Series A Notes are only being issued in one form (in lieu of the Series A-1A Notes, Series A-1B Notes, Series A-2A Notes and Series A-2B Notes described in the Original 8-K).

B.Exchange of Existing Series B Notes for Series B Notes; $10 million Reduction in Aggregate Principal Outstanding

On April 17, 2017, the Company (i) exchanged $6.2 in aggregate principal amount of Existing Series B Notes for an equal aggregate principal amount of new 2017 Series B Senior Secured Convertible Notes (the “New Series B Notes”) and (ii) $10 million in aggregate principal amount of Series B Notes was cancelled in exchange for the return of $10 million of restricted cash to the holder thereof.  The following are the principal changes to the New Series B Notes from our disclosure in the Original 8-K:

•	Only $6.2 million in aggregate principal of New Series B Notes remains outstanding.
•	The New Series B Notes have a fixed conversion price of $3.00.
•	The New Series B Notes are not convertible at the option of the holder thereof until October 17, 2017, the six month anniversary of the exchange date.
•	The New Series B Notes have no conversion price resets or conversion price economic adjustments.
•	The maturity date of the New Series B Notes was extended to April 17, 2020.
•	The 110% redemption premium for option redemption of the New Series A Notes has been reduced to 100%.

•

The New Series B Notes may be mandatorily converted into shares of our common stock at any time at our sole option, subject to the satisfaction of customary equity conditions, at the Mandatory Conversion Price (as defined below) then in effect.  See “Description of Series A Notes and Series B Notes (the “Notes”) – Mandatory Conversions of Series B Notes” below.

•

All proceeds of any Mandatory Conversion (as defined below) of New Series B Notes will be kept by the Company (the holder’s right to have a portion of its notes redeemed with some of the proceeds has been eliminated)

C.Cancellation of Existing Warrants

On April 17, 2017 all of the Existing Warrants have been cancelled for no additional consideration.

D.No Variable Rate Transactions.

As long as any Series A Notes or Series B Notes remains outstanding, we agreed not to consummate any variable rate transaction.

The foregoing is a summary description of the material terms of the Amendment and Exchange Agreements and is qualified in its entirety by the text of the form of Amendment and Exchange Agreement attached as Exhibit 10.1 to this Current and the 2017 Exchange Agreement attached as Exhibit [10.1] to the Original 8-K and incorporated by reference to this Item 1.01.

E.Additional Leak-Out Restrictions - $4.00 Minimum Sale Price.

During the period commencing on April 17, 2017 through and including the earlier of (x) October 17, 2017 and (y) the 60th calendar day after the consummation of a subsequent financing pursuant to our Registration Statement on Form S-1 the Investors shall not sell, directly or indirectly, any shares of Common Stock (other than any shares of Common Stock received in a Mandatory Conversion, if any) except at a price per share greater than $4.00.  See “Description of Series A Notes and Series B Notes (the “Notes”) – Leak-Out Covenant” below.

F.Description of Series A Notes and Series B Notes (the “Notes”)

Ranking and Security Interest

The Notes are senior secured obligations of the Company, secured through a pledge and security agreement (the “Security Agreement”) with the lead investor, in its capacity as collateral agent for all holders of the Existing Notes (and upon each of the foregoing exchanges, the Notes). The Security Agreement creates a first priority security interest in all of our personal property of every kind and description, tangible or intangible, whether currently owned and existing or created or acquired in the future, including in this collateral any and all cash released from the control accounts described above. We agreed to certain conditions on our maintenance and use of the collateral, including but not limited to the location of equipment and inventory, the condition of equipment, the payment of taxes and prevention of liens or encumbrances, the maintenance of insurance, the protection of intellectual property rights, and limitations on transfers and sales.

Upon the occurrence of an “Event of Default” under this Security Agreement, the collateral agent will have certain rights including taking control of the collateral and, in certain circumstances, selling the collateral to cover obligations owed to the holders of the convertible notes pursuant to its terms.

Maturity Date

Unless earlier converted or redeemed, the Senior Convertible Notes mature on April 17, 2020 (“Maturity Date”), subject to the right of the investors to extend the date (i) if an event of default under the Senior Convertible Notes has occurred and is continuing or any event shall have occurred and be continuing that with the passage of time and the failure to cure would result in an event of default under the Senior Convertible Notes and (ii) after the consummation of a fundamental transaction if certain events occur.

Interest

The Senior Convertible Notes do not bear interest unless an event of default has occurred and is continuing, in which case the Note shall bear interest at the rate of 8% per annum.

If a holder elects to convert or redeem all or any portion of a Senior Convertible Note prior to the Maturity Date, all accrued and unpaid interest on the amount being converted or redeemed will also be payable. If we elect to redeem all or any portion of a Senior Convertible Note prior to the Maturity Date, all accrued and unpaid interest on the amount being redeemed will also be payable.

Holder Optional Conversion

All amounts due under the Notes are convertible at any time after October 17, 2017, in whole or in part, at the option of the holders into shares of our common stock at a fixed conversion price equal to $3.00.  This conversion price is subject to adjustment for stock splits, combinations or similar events.

Mandatory Conversion of Series B Notes

We have the right, but not the obligation, subject to the satisfaction of equity conditions, to require the conversion of the Notes into shares of our common stock at a conversion price equal to the greater of (x) the Floor Price and (y) the lower of the conversion price then in effect and 85% of the weighted average price of our common stock on the notice date (or such other date as we may agree with the applicable holder) (each, a “Mandatory Conversion”, and such price, the “Mandatory Conversion Price”).  Upon any Mandatory Conversion of Series B Notes, the applicable holder is required to unrestrict such aggregate amount of restricted cash equal to the aggregate principal of the Series B Notes converted, 100% of which may be used by the Company for general working capital and operating expenses.

No Conversion Price Adjustments

The Notes are not subject to any conversion price adjustments other than standard adjustments for stock splits, combinations or similar events.

Company Optional Redemption

The Company may, at any time at its option, with 2 trading day notice to holder of Note, redeem all or any portion of the Notes (including all accrued and unpaid interest thereon), in cash, at a price equal to the greater of (i) up to 100% of the amount being redeemed, depending on the nature of the default, and (ii) the intrinsic value of the shares of Common Stock then issuable upon conversion of the Notes.

Events of Default

The Notes contain standard and customary events of default including but not limited: (i) failure to make payments when due under the Notes; and (ii) bankruptcy or insolvency of the Company.

If an event of default occurs, each holder may require us to redeem all or any portion of the Notes (including all accrued and unpaid interest thereon), in cash, at a price equal to the greater of (i) up to 125% of the amount being redeemed, depending on the nature of the default, and (ii) the intrinsic value of the shares of Common Stock then issuable upon conversion of the Notes.

Fundamental Transactions

The Notes prohibit us from entering into specified transactions involving a change of control, unless the successor entity assumes in writing all of our obligations under the Notes under a written agreement.

In the event of transactions involving a change of control, the holder of a Note will have the right to require us to redeem all or any portion of the Note it holds (including all accrued and unpaid thereon) at a price equal to the greater 125% of the amount of the Note being redeemed and the intrinsic value of the shares of Common Stock then issuable upon conversion of the Senior being redeemed.

Limitations on Conversion and Issuance

A Note may not be converted and shares of common stock may not be issued under the Notes if, after giving effect to the conversion or issuance, the holder together with its affiliates would beneficially own in excess of 4.99% of our outstanding shares of common stock (the “Note Blocker”. At each holder’s option, the Note Blocker may be raised or lowered to any other percentage not in excess of 9.99%, except that any raise will only be effective upon 61-days’ prior notice to us.

Lockup and Trading Covenants

Lockup

Each Investor has agreed to a lock-up which prohibits them from requesting conversions of the Notes until October 17, 2017.

$4.00 Minimum Sale Price Covenant

During the period commencing on April 17, 2017 through and including the earlier of (x) October 17, 2017 and (y) the 60th calendar day after the consummation of a subsequent financing pursuant to our Registration Statement on Form S-1, the Holder shall not sell, directly or indirectly, any shares of Common Stock (other than any shares of Common Stock received in a Mandatory Conversion) except at a price per share greater than $4.00 and subject to the Leakout Covenant below:

Leakout Covenant

During the period commencing on April 17, 2017 and ending with close of trading on October 17, 2017, (such period, the "Restricted Period"),  and subject to the $4.00 Minimum Sale Price Covenant described above, no Investor shall sell, directly or indirectly, shares of our common stock (other than with respect to Note Shares and shares of Common Stock received in a Mandatory Conversion) on any trading day during the Restricted Period (any such date, a “Date of Determination”), in an amount that exceeds the greatest of (x) 35% of the such Investor’s pro rata share of the trading volume of Common Stock for the applicable Date of Determination, (y) such Investor’s pro rata share of $200,000 of gross sale proceeds received by the Holder and (z) such other amount as determined by the Company pursuant to a written notice to the Investors (the greatest of (x), (y) and (z), the "Leak Out Limitation").

Additional Note Covenants

We made certain negative covenants in the convertible notes, pursuant to which we agreed not to:

(a) incur or guarantee, assume or suffer to exist any indebtedness, other than permitted indebtedness;

(b) allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets of the Company other than permitted liens;

(c) redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents all or any portion of any indebtedness other than the convertible notes if an Event of Default shall have occurred;

(d) redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents all or any portion of any indebtedness (other than the convertible notes), prior to the scheduled maturity date of such indebtedness;

(e) redeem or repurchase its equity interest or declare or pay any cash dividend or distribution;

(f) make, any change in the nature of its business;

(g) encumber or allow any liens on, any of its intellectual property other than permitted liens; or

(h) enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any affiliate, except in the ordinary course of business.

We made certain affirmative covenants in the convertible notes, pursuant to which we agreed to:

(a) maintain and preserve its existence, rights and privileges, and become or remain duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where failure to do so would not result in a material adverse effect;

(b) maintain and preserve all of its properties which are reasonably necessary in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the material provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder;

(c) maintain insurance with responsible and reputable insurance companies or associations with respect to its properties) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated; and

(d) maintain and preserve all of its intellectual property rights which are reasonably necessary in the proper conduct of its business.

The foregoing is a summary description of the material terms of the Notes and is qualified in its entirety by the text of the forms of Notes attached as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and incorporated by reference to this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.02.Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein. The offer and sale of the securities disclosed in Item 1.01 is exempt from registration under the Securities Act pursuant to the provisions of Section 3(a)(9) thereof as securities exchanged by the issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

Item 3.03.Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01.Other Events.

 On April 17, 2017, the Company issued a press release announcing the amendment of the 2017 Exchange Agreements.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Exhibit Title or Description

4.1*	Form of 2017 Series A Senior Secured Convertible Note.

4.2*	Form of 2017 Series B Senior Secured Convertible Note.

10.1*	Form of 2017 Amendment and Exchange Agreements.

10.2	Form of 2017 Exchange Agreement (1).

10.3	Pledge and Security Agreement, filed as Exhibit C to the Securities Purchase Agreement (2).

99.1*	Press Release issued on April 17, 2017.

*Filed herewith.

(1)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on April 10, 2017 and incorporated herein by reference.
(2)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K (File No. 001-36662) filed with the SEC on June 29, 2016 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: April 17, 2017	By:	/s/ Ryan Ashton
Name: Ryan Ashton Title: President and Chief Executive Officer

Exhibit Index

Exhibit Number	Exhibit Title or Description

4.1*	Form of 2017 Series A Senior Secured Convertible Note.

4.2*	Form of 2017 Series B Senior Secured Convertible Note.

10.1*	Form of 2017 Amendment and Exchange Agreements.

10.2	Form of 2017 Exchange Agreement (1).

10.3	Pledge and Security Agreement, filed as Exhibit C to the Securities Purchase Agreement (2).

99.1*	Press Release issued on April 17, 2017.

*Filed herewith.

(1)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K filed with the SEC on April 10, 2017 and incorporated herein by reference.
(2)	Filed as an exhibit to the Registrant’s Current Report on Form 8-K (File No. 001-36662) filed with the SEC on June 29, 2016 and incorporated herein by reference.